UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 18, 2012

WESTINGHOUSE SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 18, 2012, Westinghouse Solar, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) relating to the sale and issuance of up to 1,245 shares of the Company’s newly created Series C 8% Convertible Preferred Stock (“Series C Preferred”) at a price per share equal to the stated value, which is $1,000.00 per share (the “Stated Value”), for aggregate proceeds of up to $1,245,000.  At the initial closing, the Company will sell and issue 750 shares of Series C Preferred, for initial aggregate proceeds of $750,000.

After the initial closing, the Securities Purchase Agreement permits the Company to exercise a “put” right to sell additional Series C Preferred to the Purchasers, and permits the Purchasers to exercise a “call” right to purchase additional Series C Preferred from the Company, in multiple “draw downs” from time to time until December 31, 2012, subject to certain limits, terms and conditions.  No further drawn down can be made before the fifteenth calendar day after the initial closing.  No single draw down by the Company can be for proceeds of more than $350,000.  Draw down sales of Series C Preferred after the initial closing are limited to an aggregate amount of $495,000, subject to the limitation on the aggregate value of securities issuable in a rolling 12 month period under the Company’s Form S-3 registration statement.

Each share of Series C Preferred is convertible, at any time at the option of the holder thereof, into that number of shares of common stock of the Company (subject to certain limitations) determined by dividing the Stated Value per share of Series C Preferred by the closing price per share of the Company’s common stock as reported on the OTC Bulletin Board (OTCBB) for the latest full trading day prior to the initial closing (the “Conversion Price”).  In the event the Company exercises its “put” right to sell further Series C Preferred to the Purchasers, if the closing price per share of the Company’s common stock as reported on the OTCBB for the date the Company gives notice of such draw down (the “Put Conversion Price”) is less than the Conversion Price, then the Conversion Price will be reduced to equal the Put Conversion Price.  Based on the closing price of the Company’s common stock as reported on the OTCBB on October 18, 2012 (which was $0.155 per share), the 750 shares of Series C Preferred issued at the initial closing would be convertible into 4,838,710 shares of common stock.

The shares of Series C Preferred and the underlying shares of common stock issuable upon conversion of the Series C Preferred are registered under an existing shelf registration statement on Form S-3 (Registration No. 333-180239), which was declared effective by the Securities and Exchange Commission on March 27, 2012.  A prospectus supplement will be filed  by the Company to cover the sale of the Series C Preferred and issuance of the underlying shares of common stock to the Purchasers.

The Securities Purchase Agreement also provides the Purchasers a right to participate in any future debt and equity offerings of Company securities until December 31, 2012.  The Certificate of Designation to create the Series C Preferred includes certain negative covenants regarding indebtedness and other matters, and includes provisions under which the holders of Series C Preferred are entitled to demand redemption for cash or stock upon specified triggering events.  The Certificate of Designation also provides that any Series C Preferred that remains outstanding as of the time of the closing of the pending merger with CBD Energy Limited will participate in the merger on an as if converted to common stock basis.

As a result of the sale of Series C Preferred, pursuant to the terms of the outstanding Series B 4% Convertible Preferred Stock (the “Series B Preferred”), the conversion price of the Series B Preferred will be reduced from $0.25 per share of common stock to become equal to the Conversion Price of the Series C Preferred.  There are currently 2,262.686 shares of Series B Preferred that remain outstanding.  Based on the closing price of the Company’s common stock as reported on the OTCBB on October 18, 2012 (which was $0.155 per share), after adjustment to the conversion price as a result of the sale of the Series C Preferred, the outstanding Series B Preferred would be convertible into 13,138,177 shares of common stock.

A copy of the form of the Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the form of Certificate of Designation with respect to the Series C Preferred is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is not a complete summary of the terms of the offering, the Securities Purchase Agreement, or the Certificate of Designation described in this Item 1.01, and reference is made to the complete text of the Securities Purchase Agreement and the form of Certificate of Designation that are filed herewith as exhibits.

Item 3.03  Material Modification to Rights of Security Holders.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.03.

On or about October 18, 2012, the Company expects to file a Certificate of Designation with the Secretary of State of the State of Delaware, in the form attached as Exhibit 4.1 to this Current Report on Form 8-K.  The Certificate of Designation will create and specify the rights of the Series C Preferred of the Company, including the terms and conditions on which shares of such preferred stock would convert into shares of common stock of the Company.

On or about October 18, 2012, the Company expects to file a Certificate of Amendment of the Certificate of Designation of Preferences, Rights and Limitations of the Series B 4% Convertible Preferred Stock (the “Amendment”) with the Secretary of State of the State of Delaware, in the form attached as Exhibit 4.2 to this Current Report on Form 8-K.  The Amendment reduces the “Floor Price” limitation relating to the conversion rights of the Series B Preferred Stock from $0.10 to $0.01 per share.

Item 8.01  Other Events.

On August 28, 2012, the Company filed a Current Report on Form 8-K and issued a press release announcing a joint venture with CBD Energy Limited (“CBD”) to design, engineer, procure and construct (EPC) commercial solar projects in Italy. The Company had anticipated obtaining a 25% stake in the profits from CBD’s commercial project pipeline in Italy, in exchange for an investment by the Company of $1.5 million in the joint venture, with an option for the Company to increase the stake and the investment levels.  The Company no longer expects to invest or participate in the Italy joint venture.  The proceeds obtained by the Company from the sale and issuance of Series C Preferred, as disclosed above in Item 1.01, will not be used to fund any investment in the joint venture.  The Company intends to use the proceeds from the sale of Series C Preferred as working capital for ordinary corporate purposes.

The Company’s supply relationship with Lightway Way Green New Energy Co., Ltd is currently stalled.  The Company is actively negotiating alternative sources of supply through other sources, including CBD.

As previously disclosed, the former chief executive officer of the Company, Barry Cinnamon, filed a complaint with U.S. Department of Labor, Occupational Safety and Health Administration, on June 7, 2012, requesting that the Secretary of Labor institute an investigation of alleged retaliation against Mr. Cinnamon by the Company and its board of directors.  On October 4, 2012, the Company and Mr. Cinnamon entered into a final and comprehensive settlement of this legal dispute. The costs of settlement are entirely covered by insurance.

Statement Regarding Additional Information That Will Become Available

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, CBD, Westinghouse Solar and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person.

This communication is being made in respect of a proposed merger involving CBD and Westinghouse Solar. In connection with the proposed merger, CBD and Westinghouse Solar will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-4 containing a proxy statement/prospectus, and each of CBD and Westinghouse Solar may file with the SEC other documents regarding the proposed merger. CBD will provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Australian regulations. Such documents are not currently available. BEFORE MAKING AN INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a copy of the Registration Statement on Form F-4 containing a proxy statement/prospectus (when available) and all other documents filed with the SEC by CBD and Westinghouse Solar free of charge at the SEC’s website at www.sec.gov. Investors and security holders may also obtain copies of these documents, free of charge, from Westinghouse Solar by directing a request to Westinghouse Solar, Attention: Margaret Randazzo, (408) 402-9400, or by going to Westinghouse Solar’s website at www.westinghousesolar.com.  Additionally, investors may obtain copies of these documents, free of charge, from CBD by going to CBD’s website at www.cbdenergy.com.au/.

Participants in the Merger Solicitation

Westinghouse Solar and CBD, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related matters. Information regarding Westinghouse Solar’s directors and executive officers is contained in Westinghouse Solar’s annual report on Form 10-K, filed with the SEC on March 16, 2012, and amendment on Form 10-K/A, filed with the SEC on March 26, 2012. Information regarding CBD’s directors and executive officers is contained in CBD’s statement on Schedule 13D, filed with the SEC on January 9, 2012 (as amended to date). Additional information regarding the interests of such potential participants will be included in the Registration Statement on Form F-4 containing a proxy statement/prospectus and the other relevant documents filed with the SEC (when available).  Investors can also obtain free copies of these documents from CBD and Westinghouse Solar using the contact information above.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Certificate of Designation of Preferences, Rights, and Limitations of Series C 8% Convertible Preferred Stock
4.2	Form of Certificate of Amendment of the Certificate of Designation of Preferences, Rights and Limitations of the Series B 4% Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement by and among Westinghouse Solar, Inc. and the Purchasers thereto, dated as of October 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 18, 2012

WESTINGHOUSE SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Certificate of Designation of Preferences, Rights, and Limitations of Series C 8% Convertible Preferred Stock
4.2	Form of Certificate of Amendment of the Certificate of Designation of Preferences, Rights and Limitations of the Series B 4% Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement by and among Westinghouse Solar, Inc. and the Purchasers thereto, dated as of October 18, 2012.